Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, July 23, 2024

Retail Opportunity Investments Corp. Reports
2024 Second Quarter Results

San Diego, CA, July 23, 2024 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and six months ended June 30, 2024.

HIGHLIGHTS
•$7.4 million of net income attributable to common stockholders ($0.06 per diluted share)
•$34.1 million in Funds From Operations (FFO)(1) ($0.25 per diluted share)
•FFO per diluted share guidance for 2024 updated ($1.04 - $1.07 per diluted share)
•97.0% portfolio lease rate at 6/30/24 (increased from 96.4% at 3/31/24)
•12.4% increase in same-space cash base rents on new leases in 2Q‘24 (5.8% on renewals)
•1.7% increase in same-center cash net operating income (2Q‘24 vs. 2Q‘23)
•$70.1 million dual grocery-anchored shopping center acquired in 2Q‘24
•$56.6 million property sold in 3Q‘24
•$26.0 million mortgage retired (one mortgage remaining at 6/30/24)
•98.7% of total gross leasable area unencumbered at 6/30/24
•6.6x net principal debt-to-annualized EBITDA ratio for 2Q‘24
•Environmental, Social & Governance annual report issued
•$0.15 per share cash dividend declared
_____________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Demand for space continues to propel our business. During the first six months of 2024, we have already leased over 776,000 square feet of space. In addition, we continue to consistently drive releasing base rents higher, achieving a 12.4% increase in same-space new leases during the second quarter, representing our 50th consecutive quarter of achieving releasing rent growth.” Tanz added “Looking ahead, given our leasing success thus far, we are on track to post another strong, potentially record-setting year of leasing activity and solid portfolio operational results.”
FINANCIAL SUMMARY
For the three months ended June 30, 2024, GAAP net income attributable to common stockholders was $7.4 million, or $0.06 per diluted share, as compared to GAAP net income attributable to common stockholders of $9.9 million, or $0.08 per diluted share, for the three months ended June 30, 2023. For the six months ended June 30, 2024, GAAP net income attributable to common stockholders was $18.4 million, or $0.14 per diluted share, as compared to GAAP net income attributable to common stockholders of $18.1 million, or $0.14 per diluted share, for the six months ended June 30, 2023.

FFO for the second quarter of 2024 was $34.1 million, or $0.25 per diluted share, as compared to $35.6 million in FFO, or $0.27 per diluted share for the second quarter of 2023. FFO for the first six months of 2024 was $72.1 million, or $0.54 per diluted share, as compared to $69.4 million in FFO, or $0.52 per diluted share for the first six months of 2023. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the second quarter of 2024, same-center net operating income (NOI) was $55.6 million, as compared to $54.7 million in same-center NOI for the second quarter of 2023, representing a 1.7% increase. For the first six months of 2024, same-center NOI increased 3.7% as compared to same-center NOI for the first six months of 2023. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

At June 30, 2024, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.5 billion and approximately $1.4 billion of principal debt outstanding, including $164.0 million outstanding on its $600.0 million unsecured credit facility. For the second quarter of 2024, ROIC’s net principal debt-to-annualized EBITDA ratio was 6.6 times. During the second quarter of 2024, ROIC retired a $26.0 million mortgage. As a result, ROIC has one mortgage loan currently outstanding, totaling $33.6 million, maturing in October 2025. At June 30, 2024, 98.7% of ROIC’s total gross leasable area was unencumbered.
ACQUISITION & DISPOSITION SUMMARY
Bressi Ranch Village Center

In April 2024, ROIC acquired Bressi Ranch Village Center for $70.1 million. The property is approximately 116,000 square feet and is anchored by two supermarkets, Trader Joe’s and Stater Brothers Supermarket. The shopping center is part of a master-planned community, located in Carlsbad, California, within the San Diego metropolitan area. The property is currently 98.4% leased.

Subsequent to the second quarter, in July 2024 ROIC sold one property for $56.6 million.
PROPERTY OPERATIONS SUMMARY
At June 30, 2024, ROIC’s portfolio was 97.0% leased. During the second quarter of 2024, ROIC executed 131 leases, totaling 392,746 square feet, including 40 new leases, totaling 116,651 square feet, achieving a 12.4% increase in same-space comparative base rent, and 91 renewed leases, totaling 276,095 square feet, achieving a 5.8% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
ENVIRONMENTAL, SOCIAL & GOVERNANCE SUMMARY
In April 2024, ROIC was selected, for the fourth consecutive year, as a Green Lease Leader by the U.S. Department of Energy’s Better Buildings Alliance and the Institute for Market Transformation. Specifically, ROIC was awarded 2024 Green Lease Leader “Gold” level designation in recognition of its continued success in collaborating with tenants on energy efficiency, decarbonization, air quality and other environmental and social issues.

In June 2024, ROIC issued its fifth Environmental, Social and Governance (ESG) annual report, detailing its ESG achievements during 2023, as well as its ongoing initiatives and goals. The report was prepared in accordance with the Sustainability Accounting Standards Board (SASB) standards, the Task Force on Climate-related Financial Disclosures (TCFD) framework, and the United Nations Sustainable Development Goals (SDG). The report is available at: https://www.roireit.net/esg
DIVIDEND SUMMARY
On July 10, 2024, ROIC distributed a $0.15 per share cash dividend. On July 23, 2024, the Board declared a cash dividend of $0.15 per share, payable on October 4, 2024 to stockholders of record on September 20, 2024.

2024 GUIDANCE SUMMARY
ROIC currently estimates that GAAP net income for 2024 will be within the range of $0.25 to $0.28 per diluted share, and FFO will be within the range of $1.04 to $1.07 per diluted share.

	Year Ended December 31, 2024
	Initial (2/14/24)		Current
	Low End	High End	Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$29,400	$45,300	$31,374	$35,336
Funds From Operations – diluted	$136,500	$152,600	$139,360	$143,380

GAAP net income per diluted share	$0.24	$0.34	$0.25	$0.28
Funds From Operations per diluted share	$1.03	$1.09	$1.04	$1.07

Key Drivers
General and administrative expenses	$23,000	$22,500	$23,000	$22,500
Interest expense and other finance expenses	$80,000	$78,000	$80,000	$78,000
Straight-line rent	$—	$1,500	$600	$1,500
Amortization of above-market and below-market rent	$14,000	$14,000	$14,300	$14,300
Bad debt	$5,000	$3,000	$4,000	$3,000
Acquisitions (net of dispositions)	$100,000	$300,000	$13,500	$13,500
Equity issued	$60,000	$180,000	$—	$—
Same-center NOI growth	1.0%	2.0%	1.0%	2.0%

ROIC’s management will discuss guidance, and the underlying assumptions, on ROIC’s July 24, 2024 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors noted elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Wednesday, July 24, 2024 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time.

To participate in the conference call, click on the following link (ten minutes prior to the call) to register:
https://register.vevent.com/register/BI692eaed31e884afba881ed8019ea4cae

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: https://edge.media-server.com/mmc/p/jen6w4d4

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page:
https://investor.roicreit.com/events-presentations
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of June 30, 2024, ROIC owned 95 shopping centers encompassing approximately 10.7 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2024 (unaudited)	December 31, 2023
ASSETS
Real Estate Investments:
Land	$986,857	$967,251
Building and improvements	2,555,541	2,500,647
	3,542,398	3,467,898
Less: accumulated depreciation	689,352	654,543
	2,853,046	2,813,355
Mortgage note receivable	4,647	4,694
Real Estate Investments, net	2,857,693	2,818,049
Cash and cash equivalents	2,114	6,302
Restricted cash	—	2,116
Tenant and other receivables, net	59,410	61,193
Acquired lease intangible assets, net	44,694	42,791
Prepaid expenses	2,760	3,354
Deferred charges, net	27,660	27,294
Other assets	17,199	16,541
Total assets	$3,011,530	$2,977,640

LIABILITIES AND EQUITY
Liabilities:
Term loan	$199,866	$199,745
Credit facility	164,000	75,000
Senior Notes	1,044,523	1,043,593
Mortgage notes payable	33,648	60,052
Acquired lease intangible liabilities, net	133,561	137,820
Accounts payable and accrued expenses	44,579	50,598
Tenants’ security deposits	8,571	8,205
Other liabilities	38,783	39,420
Total liabilities	1,667,531	1,614,433

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 127,454,354 and 126,904,085 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	13	13
Additional paid-in capital	1,646,267	1,643,908
Accumulated dividends in excess of earnings	(377,091)	(357,160)
Accumulated other comprehensive income	234	559
Total Retail Opportunity Investments Corp. stockholders’ equity	1,269,423	1,287,320
Non-controlling interests	74,576	75,887
Total equity	1,343,999	1,363,207
Total liabilities and equity	$3,011,530	$2,977,640

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rental revenue	$82,219	$79,630	$166,779	$158,629
Other income	1,101	2,410	1,871	2,707
Total revenues	83,320	82,040	168,650	161,336

Operating expenses
Property operating	14,472	13,581	28,555	27,783
Property taxes	8,488	8,924	17,048	17,768
Depreciation and amortization	26,331	25,126	52,600	50,230
General and administrative expenses	5,682	5,776	11,364	11,096
Other expense	505	482	657	654
Total operating expenses	55,478	53,889	110,224	107,531

Operating income	27,842	28,151	58,426	53,805
Non-operating expenses
Interest expense and other finance expenses	(20,043)	(17,633)	(38,962)	(34,591)
Net income	7,799	10,518	19,464	19,214
Net income attributable to non-controlling interests	(433)	(589)	(1,080)	(1,143)
Net Income Attributable to Retail Opportunity Investments Corp.	$7,366	$9,929	$18,384	$18,071

Earnings per share – basic and diluted	$0.06	$0.08	$0.14	$0.14

Dividends per common share	$0.15	$0.15	$0.30	$0.30

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to ROIC	$7,366	$9,929	$18,384	$18,071
Plus: Depreciation and amortization	26,331	25,126	52,600	50,230
Funds from operations – basic	33,697	35,055	70,984	68,301
Net income attributable to non-controlling interests	433	589	1,080	1,143
Funds from operations – diluted	$34,130	$35,644	$72,064	$69,444

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Number of shopping centers included in same-center analysis	92	92			92	92
Same-center leased rate	97.0%	98.3%		(1.3)%	97.0%	98.3%		(1.3)%

Revenues:
Base rents	$57,606	$57,008	$598	1.0%	$115,112	$113,229	$1,883	1.7%
Recoveries from tenants	20,414	19,812	602	3.0%	40,846	39,981	865	2.2%
Other property income	882	1,289	(407)	(31.6)%	1,456	1,409	47	3.3%
Bad debt	(544)	(864)	320	(37.0)%	(1,074)	(1,775)	701	(39.5)%
Total Revenues	78,358	77,245	1,113	1.4%	156,340	152,844	3,496	2.3%
Operating Expenses
Property operating expenses	14,549	13,713	836	6.1%	28,567	28,020	547	2.0%
Property taxes	8,184	8,851	(667)	(7.5)%	16,600	17,601	(1,001)	(5.7)%
Total Operating Expenses	22,733	22,564	169	0.7%	45,167	45,621	(454)	(1.0)%
Same-Center Cash Net Operating Income	$55,625	$54,681	$944	1.7%	$111,173	$107,223	$3,950	3.7%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP operating income	$27,842	$28,151	$58,426	$53,805
Depreciation and amortization	26,331	25,126	52,600	50,230
General and administrative expenses	5,682	5,776	11,364	11,096
Other expense	505	482	657	654
Straight-line rent	(231)	(979)	(423)	(1,326)
Amortization of above-market and below-market rent, net	(2,664)	(2,609)	(9,321)	(5,473)
Property revenues and other expenses (1)	68	(564)	129	(566)
Total Company cash NOI	57,533	55,383	113,432	108,420
Non same-center cash NOI	(1,908)	(702)	(2,259)	(1,197)
Same-center cash NOI	$55,625	$54,681	$111,173	$107,223

____________________
(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net